UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 25, 2014

TX HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-32335	58-2558702

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12080 Virginia Blvd., Ashland, Kentucky 41102
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (606) 928-1131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2014, TX Holdings, Inc., a Georgia corporation (the “Company”), entered into a Note Exchange Agreement (the “Exchange Agreement”) with Mr. William L. Shrewsbury, the Chairman and Chief Executive Officer of the Company, pursuant to which Mr. Shrewsbury agreed to consolidate and restructure certain outstanding indebtedness due to him by the Company.

Under the terms of the Exchange Agreement, the Company and Mr. Shrewsbury agreed to effect a consolidation of the following indebtedness due from the Company to Mr. Shrewsbury: the principal due under the Revolving Promissory Demand Note issued to Mr. Shrewsbury on April 30, 2012 (“Revolving Note”), in the amount of $1,062,000 and accrued but unpaid interest due thereunder as of January 31, 2014, in the amount of $168,904.51; the principal due under the 10% Promissory Note issued to Mr. Shrewsbury effective February 27, 2009 (the “10% Note”), in the amount of $289,997.28 and accrued but unpaid interest due thereunder as of January 31, 2014, in the amount of $93,252.33; and $385,845.88 of the non-interest bearing advances previously made by Mr. Shrewsbury and outstanding as of January 31, 2014, and to issue in exchange and in replacement therefor a Consolidated Secured Promissory Note (the “New Note) in the principal amount of $2,000,000.  Upon issuance of the New Note, the Revolving Note and 10% Note were cancelled and Mr. Shrewsbury agreed to waive any prior defaults under the terms of such notes and to release the Company from any claims related thereto.

The New Note is due and payable ten years from the date of issuance, including interest thereon, and is to be secured by the proceeds of a key man insurance policy to be purchased by the Company on the life of Mr. Shrewsbury. The New Note bears interest at the rate of 5% per annum except that, if the prime rate reported by the Wall Street Journal (“WSJ Prime Rate”) exceeds 5%, then the New Note will bear interest at the WSJ Prime Rate.  An event of default will occur under the New Note upon: the failure to pay when due any principal or interest under the New Note; violation by the Company of any covenant or agreement contained in the New Note, the Exchange Agreement or related transaction documents; an assignment for the benefit of creditors by the Company; the application for the appointment of a receiver or liquidator for the Company or for property of the Company; the filing of a petition in bankruptcy by or against the Company; the issuance of an attachment or the entry of a judgment against the Company in excess of $250,000; a default by the Company with respect to any other indebtedness or with respect to any installment debt whether or not owing to Mr. Shrewsbury; the sale of all or substantially all of the Company’s assets or a transfer of more than 51% of the Company’s equity interests to a person not currently a holder of equity interests of the Company; the termination of existence or the dissolution of the Company; the death of Mr. Shrewsbury; or the failure to pay when due any premium under the key man policy required to be purchased on the life of Mr. Shrewsbury under the Exchange Agreement.

In addition, in consideration of Mr. Shrewsbury agreeing to consolidate and restructure the foregoing indebtedness, the Company granted to Mr. Shrewsbury options to purchase an aggregate of 500,000 shares of the Company’s common stock pursuant to the terms of a Non-Qualified Stock Option Agreement, issued February 25, 2014.  The options are exercisable commencing April 1, 2014, and for a period of three years thereafter.  The options are exercisable at a price of $0.0924 per share subject to certain anti-dilution adjustments in the event of stock dividends, subdivisions, capital reorganizations, a consolidation or merger, or sale of all or substantially all of our assets.  The options and the Consolidated Note were issued in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (“Securities Act”), set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

2

The terms and conditions of the foregoing debt consolidation and restructuring were submitted to and unanimously approved by the disinterested members of the Board of Directors of the Company who are also “qualified directors” within the definition set forth in Section 14-2-862 of the Georgia Corporation Code.

The Note Exchange Agreement, Consolidated Secured Promissory Note, and Non-Qualified Stock Option Agreement referred to above have been filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated herein and the foregoing information is qualified in its entirety by this reference to such agreements.

Item 1.02           Termination of a Material Definitive Agreement

The information contained under Item 1.01 relating to certain definitive agreements that were entered into in connection with the consolidation and restructuring of certain indebtedness due to Mr. Shrewsbury and the cancellation of the Revolving Note and 10% Note is incorporated herein by this reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained under Item 1.01 relating to certain definitive agreements that were entered into in connection with the consolidation and restructuring of certain indebtedness due to Mr. Shrewsbury  is incorporated herein by this reference.

Section 3 – Securities and Trading Markets

Item 3.02           Unregistered Sales of Equity Securities

On February 25, 2014, the Company granted to Mr. Shrewsbury options to purchase an aggregate of 500,000 shares of the Company’s common stock pursuant to the terms of a Non-Qualified Stock Option Agreement in consideration of his agreement to consolidate and restructure certain outstanding indebtedness due from the Company to Mr. Shrewsbury.  The options are exercisable commencing April 1, 2014, and for a period of three years thereafter.  The options are exercisable at a price of $0.0924 per share subject to certain anti-dilution adjustments in the event of stock dividends, subdivisions, capital reorganizations, a consolidation or merger, or sale of all or substantially all of our assets.  The options were issued in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (“Securities Act”), set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01           Financial Statements and Exhibits

(d)           Exhibits.

10.1	Note Exchange Agreement, dated February 25, 2014, by and between the Company and William L. Shrewsbury, filed herewith.

10.2	Consolidated Secured Promissory Note, dated February 25, 2014, issued to William L. Shrewsbury, filed herewith.

10.3	Non-Qualified Stock Option Agreement, dated February 25, 2014, issued to William L. Shrewsbury, filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TX HOLDINGS, INC.

Dated: February 28, 2014	By:	/s/ William L. Shrewsbury
Chief Executive Officer and Chairman

4